Exhibit 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER OF SUNCOKE ENERGY, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report on Form 10-K of SunCoke Energy, Inc. for the fiscal year ended December 31, 2019, I, Fay West, Senior Vice President and Chief Financial Officer and Chairman of SunCoke Energy, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.    This Annual Report on Form 10-K for the fiscal year ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.    The information contained in this Annual Report on Form 10-K for the fiscal year ended December 31, 2019 fairly presents, in all material respects, the financial condition and results of operations of SunCoke Energy, Inc. for the periods presented therein.

/s/ Fay West
Fay West
Senior Vice President and
Chief Financial Officer
February 20, 2020